     As filed with the Securities and Exchange Commission on June 28, 1994
                                                     Registration No. 33-_______
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              --------------------
                                TUBOSCOPE VETCO
                           INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

               Delaware                             76-0252850
    (State or other jurisdiction                 (I.R.S. Employer
  of incorporation or organization)             Identification No.)

                              --------------------
                                2835 Holmes Road
                             Houston, Texas  77051
                                 (713) 799-5100
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              --------------------
                 The Tuboscope Vetco International Corporation
                     Employee Qualified Stock Purchase Plan
                              (Full title of Plan)

                              --------------------

JAMES F. MARONEY, III                         Copy to:
Vice President, Secretary and                 PATRICK T. SEAVER
General Counsel                               Latham & Watkins
Tuboscope Vetco International Corporation     650 Town Center Drive, Suite 2000
2835 Holmes Road                              Costa Mesa, California  92626
Houston, Texas  77051                         (714) 540-1235
(713) 799-5100
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              --------------------

                              CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------------------
                                                     PROPOSED      PROPOSED
                                                     MAXIMUM       MAXIMUM
      TITLE OF EACH CLASS             AMOUNT         OFFERING     AGGREGATE      AMOUNT OF
         OF SECURITIES                 TO BE        PRICE PER      OFFERING     REGISTRATION
       TO BE REGISTERED           REGISTERED (1)    SHARE (2)     PRICE (2)         FEE
============================================================================================
Common Stock, $.01 par value...   100,000 Shares      $6.125     $612,500.00      $212.00
============================================================================================

     (1) The Tuboscope Vetco International Corporation Employee Qualified Stock Purchase Plan (the "Plan") authorizes the issuance of a maximum of 100,000 shares of common stock, $.01 par value (the "Common Stock") of Tuboscope Vetco International Corporation (the "Company"), all of which are being registered hereunder.

     (2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Act"). The Proposed Maximum Offering Price Per Share is the average of the high and low prices of the Common Stock as listed on the Nasdaq National Market on June 21, 1994 (which were $6.25 and $6.00, respectively).

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
      Proposed sale to take place as soon after the effective date of the Registration Statement as options granted under the Plan are exercised.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
              -----------------------------------------------

           The following documents filed with the Commission are incorporated herein by reference:

           (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1993, filed by the Company with the Commission.

           (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, filed by the Company with the Commission.

           (c) The description of the Company's Common Stock set forth under the caption "Description of Registrant's Securities to be Registered" included in its Form 8-A Registration Statement (File No. 0-18312), which was declared effective by the Commission on March 12, 1990, including any subsequently filed amendments and reports updating such description.

           In addition to the foregoing documents, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
              --------------------------------------

                                 LEGAL MATTERS
                                 -------------

           Certain legal matters concerning the Common Stock registered hereby are being passed upon for the Company by Latham & Watkins, Costa Mesa, California.

                                    EXPERTS
                                    -------

           The consolidated financial statements of Tuboscope Vetco International Corporation appearing in Tuboscope Vetco International Corporation's Annual Report (Form 10-K) for the year ended December 31, 1993, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS
              -----------------------------------------

           Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Certificate of Incorporation of the Company contains provisions eliminating or limiting the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

           Section 145 of the DGCL permits indemnification of officers and directors under certain circumstances.

           The Amended and Restated Bylaws of the Company contain a provision permitted by the DGCL that provides that directors and officers will be indemnified by the Company to the fullest extent permitted by law for all losses that may be incurred by them in connection with any action, suit or proceeding in which they may become involved by reason of their service as a director or officer of the Company.

           The Company's Underwriting Agreement executed in connection with Tuboscope Vetco International Inc.'s ("TVII") public offering of 10 3/4% Senior Subordinated Notes (the "Notes"), unconditionally guaranteed by the Company, require TVII and the Company, on one hand, and certain underwriters of the Notes, on the other hand, under certain circumstances, to indemnify each other and their controlling persons, officers and directors against certain liabilities, including liabilities under the Act, incurred in connection with the offer and sale of such Notes.

     ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

           Not applicable.

     ITEM 8.  EXHIBITS

     4(a) Tuboscope Vetco International Corporation Employee Qualified Stock Purchase Plan.

     4(b) First Amendment to the Tuboscope Vetco International Corporation Employee Qualified Stock Purchase Plan.

     5     Opinion of Latham & Watkins.

     23(a) Consent of Ernst & Young.

     23(b) Consent of Latham & Watkins (included in Exhibit 5).

     24    Powers of Attorney (included herein on pages 4 and 5).

     ITEM 9.  UNDERTAKINGS

           The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Act unless the information required to be included in a post-effective amendment is contained in a periodic report filed by the Registration pursuant to Section 13 or Section 15(d) of the Exchange Act which is incorporated by reference in this Registration Statement; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment to this Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement unless the information required to be included in a post-effective amendment is contained in a periodic report filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act which is incorporated by reference in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

              Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           The undersigned registrant hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemeed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 16th day of June, 1994.

                          TUBOSCOPE VETCO INTERNATIONAL CORPORATION, a Delaware corporation



                          By:  /s/Martin R. Reid
                               -----------------
                               Martin R. Reid
                               Chairman of the Board


                               POWER OF ATTORNEY

        Each person whose signature appears below authorizes James F. Maroney, III, and Ronald L. Koons, and either of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                            TITLE                          DATE
           ---------                            -----                          ----

    /s/ Martin R. Reid                  Chairman of the Board              June 16, 1994
- --------------------------------
        Martin R. Reid

  /s/ William V. Larkin, Jr.            Director                           June 16, 1994
- --------------------------------        President and Chief Executive
      William V. Larkin, Jr.            Officer
                                        (Principal Executive Officer)


    /s/ Ronald L. Koons                 Executive Vice President, Chief    June 16, 1994
- --------------------------------        Financial Officer and Treasurer
        Ronald L. Koons                 (Principal Financial and
                                        Accounting Officer)


   /s/ Martin I. Greenberg              Vice President, Controller,        June 16, 1994
- --------------------------------        Assistant Treasurer and
       Martin I. Greenberg              Assistant Secretary


    /s/ Jerome R. Baier                 Director                           April 13, 1994
- --------------------------------
        Jerome R. Baier

   /s/ Martin G. Hubbard                Director                           June 16, 1994
- --------------------------------
       Martin G. Hubbard

                                   Director
- --------------------------------
        Robert A. Lahr

    /s/ Eric L. Mattson            Director                           April 13, 1994
- --------------------------------
        Eric L. Mattson

/s/ Timothy M. Pennington, III     Director                           April 14, 1994
- --------------------------------
    Timothy M. Pennington, III

    /s/ James J. Shelton           Director                           April 14, 1994
- --------------------------------
        James J. Shelton

   /s/ Frederick J. Warren         Director                           April 14, 1994
- --------------------------------
       Frederick J. Warren

                               INDEX TO EXHIBITS

 EXHIBIT
 -------

   4(a) Tuboscope Vetco International Corporation Employee Qualified Stock Purchase Plan.

   4(b) First Amendment to the Tuboscope Vetco International Corporation Employee Qualified Stock Purchase Plan.

   5            Opinion of Latham & Watkins.

   23(a)        Consent of Ernst & Young.

   23(b)        Consent of Latham & Watkins (included in Exhibit 5).

   24           Powers of Attorney (included herein on pages 4 and 5).